                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported)       March 5, 2001
                                                -------------------------------




                        TERAFORCE TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                     0-11630                  76-0471342
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)


          1240 East Campbell Road, Richardson, Texas        75081
--------------------------------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code       (469) 330-4955
                                                  -----------------------------



                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         Status of Certain Litigation. As has been previously disclosed, in July, 1999 the Company and its wholly-owned subsidiary, DNA Enterprises, Inc. ("DNA") jointly filed suit against Cadence Design Systems, Inc. ("Cadence") in District Court of Dallas County, Texas. The suit alleges breach of contract, fraud, breach of fiduciary duty and negligent misrepresentation by Cadence in connection with the aborted purchase of certain of the assets of DNA. On February 23, 2001 the trial date for such suit was moved to October 1, 2001 from February 26, 2001 due to conflicts in the court docket. On February 22, 2001 the Civil District Court Master issued a recommendation to the Court regarding various pending motions. These motions involved the production of certain discovery documents by the defendant, the admissibility of certain evidence, and the admissibility of testimony from certain experts. Subsequent to these developments, and based on the report of the Company's and DNA's expert witness regarding damages, the Company and DNA have amended their suit to indicate that, in the expert's opinion, aggregate damages to the Company and DNA exceed $100 million.

         Due to the uncertainties surrounding litigation the Company is unable at this time to predict the outcome of this matter.



Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business to Be Acquired:     N/A

     (b) Pro Forma Financial Information of the Business to Be Acquired:    N/A

     (c) Exhibits:         N/A





----------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TERAFORCE TECHNOLOGY CORPORATION
                                          -------------------------------------
                                                    (Registrant)


Date:  March 5, 2001                    By: /s/ HERMAN M. FRIETSCH
       -------------                       ------------------------------------
                                                        (Signature)
                                                    Herman M. Frietsch
                                                Chairman of the Board and CEO